EXHIBIT 10.11

SECOND AMENDMENT TO
LIMITED LIABILITY PARTNERSHIP AGREEMENT

OF

RBS SEMPRA COMMODITIES LLP

This SECOND AMENDMENT (this “Second Amendment”) to the Limited Liability Partnership Agreement dated 1 April 2008 and made between The Royal Bank of Scotland plc, Sempra Commodities, Inc., Sempra Energy Holdings VII B.V., RBS Sempra Commodities LLP and Sempra Energy (the “Agreement”), as amended by the First Amendment to the Agreement, dated as of 6 April 2009, is made on 23 December 2009 by each of the parties to the Agreement.

Whereas, each of the parties to the Agreement desires to amend and supplement the Agreement in certain respects as described in this Second Amendment

It is agreed as follows:

1.

Definitions.  Except as otherwise indicated herein, terms not defined herein bear the meaning ascribed to them in the Agreement.

2.

Amendment of Clause 1.1 of the Agreement.  The definition of “US Business” in Clause 1.1 of the Agreement is hereby deleted and replaced in its entirety to read as follows:

“US Business” means that part of the Business conducted (i) directly or indirectly, by any member of the SET Group that is an entity organized under the laws of the United States, any state thereof or the District of Columbia (a “US Entity”), and including, in the case of a business conducted on a global trading book basis, only that amount allocated to such entity and (ii) by any member of the SET Group that is not a US Entity and holds United States property as defined in Section 956(c) of the Code, but only to the extent the Business activities relate to such United States property.

3.

Amendment of Clause 7.7.4 of the Agreement.  Clause 7.7.4 of the Agreement is hereby amended by deleting the first instance of the phrase “such Financial Quarter” and inserting in its place the phrase “the month in which such distribution was required to have been made under Clause 7.7.1”.

4.

Amendment of Clause 10 of the Agreement.  Clause 10 of the Agreement is hereby amended and supplemented by:

a.

inserting the following paragraph as new Clause 10.2.2 therein:

10.2.2  RBS and any member of the same group as RBS for the purposes of Chapter IV of the Income and Corporation Taxes Act 1988 shall be permitted to surrender losses and other amounts (eligible for surrender pursuant to Section 402 Income and Corporation Taxes Act 1988) to any subsidiary of the Partnership pursuant to the said Chapter IV for a consideration in accordance with Clause 10.2.3 below.

b.

re-designating the existing Clause 10.2.2 as Clause 10.2.3 and inserting after the words “Clause 10.2.1” therein the words “and Clause 10.2.2”;

c.

changing the reference to “Clause 10.2.2 below” in Clause 10.2.1 to “Clause 10.2.3 below”;

d.

inserting the following paragraph as a new Clause 10.5 therein:

10.5

SC shall report its allocable share of any US Net Income derived from the activities of Sempra Metals Limited, a limited company incorporated in the United Kingdom, as sourced to the United Kingdom and subject to taxation in the United Kingdom on its Tax Returns and all other Tax filings, unless (1) a competent authority decision pursuant to the income tax treaty between the United States and the United Kingdom holds that SC's allocable share of such US Net Income is United States source income, (2) the United States Internal Revenue Service determines in an audit that SC's allocable share of such US Net Income is United States source income, or (3) SC obtains a more likely than not opinion from a law firm nationally recognized in the United States that SC's allocable share of such US Net Income is United States source income.

e.

inserting the following paragraph as new Clause 10.6 therein:

10.6

Any reference to or to any provision of the Income and Corporation Taxes Act 1988 shall be to that provision or statute as amended or re-enacted from time to time.

5.

Effect of Amendment.  Except as expressly modified hereby, the Agreement remains in full force and effect.  Upon the execution and delivery hereof, the Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Agreement on April 1, 2008, together with the First Amendment and this Second Amendment, and the Agreement shall henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Agreement.

6.

Counterparts. This Second Amendment may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Either party may enter into this Second Amendment by executing any such counterpart.  The exchange of copies of this Second Amendment and of signature pages by facsimile or email transmission shall constitute effective execution and delivery of this Second Amendment as to the parties and may be used in lieu of the original Second Amendment for all purposes.  Signatures of the parties transmitted by facsimile or email shall be deemed to be their original signatures for all purposes.

7.

Governing Law.  This Second Amendment shall be governed and construed in accordance with the Laws of England.

In witness whereof this Second Amendment has been duly executed.

SIGNED BY THE ROYAL BANK OF SCOTLAND PLC in the presence of:

SIGNED by SEMPRA COMMODITIES, INC. in the presence of:

SIGNED by SEMPRA ENERGY HOLDINGS VII B.V. in the presence of:

SIGNED by RBS Sempra COMMODITIES LLP in the presence of:

SIGNED by SEMPRA ENERGY in the presence of: